As filed with the Securities and Exchange Commission on September 5, 2006

                 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

________________________

QI Systems Inc.

(Exact name of registrant as specified in its Charter)

Delaware	7371	20-5126146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034, (817) 427-8611

(address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Steven R. Garman

President and Chief Executive Officer

609 Cheek Sparger Road, Suite 300, Colleyville, Texas, USA 76034, (817) 427-8611

(address, including zip code, and telephone number, including area code, of agent of service)

_________________

Copies to:

Dean A. Tetirick

Cantey & Hanger, L.L.P., 801 Cherry St., Suite 2100, Fort Worth, Texas, (817) 877-2800

_________________

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-130594)

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐

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CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common stock, $.001 par value	2,380,000	$0.15(1)	$357,000	$38.19(2)

(1)

Computed solely for the purposes of calculating the amount of the Proposed Maximum Offering Price Per Share in connection with the filing of this registration statement pursuant to Rule 457(c) of the Securities Act of 1933, as amended and based upon the average of the bid and ask prices reported by the Nasdaq Bulletin Board on August 31, 2006.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF INFORMATION BY REFERENCE

We are filing this registration statement with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 2,380,000 shares of our common stock, no par value, for issuance in connection with the change of our jurisdiction of incorporation, or domestication, from the Province of British Columbia to the State of Delaware.

We have registered under the Securities Act by means of our currently effective registration statement on Form S-4, Registration No. 333-130594, a total of 39,715,756 shares of our common stock issuable by us as a Delaware corporation as a result of the conversion of the same number of shares of our issued and outstanding capital stock as part of our domestication. Subsequent to the effective date of our currently effective registration statement, and prior to the consummation of our domestication on July 1, 2006, we issued and we have outstanding an additional 2,380,000 shares of capital stock that will also be converted in the domestication.

In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our currently effective registration statement, which was declared effective on May 25, 2006, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein. Additional opinions and consents required to be filed with this registration statement are listed on the Index to Exhibits attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Colleyville, Texas on September 5, 2006.

QI SYSTEMS INC.

By: /s/ ROBERT I. MCLEAN JR.

Robert I. McLean Jr.

Chief Financial Officer and

Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ STEVEN R. GARMAN*	President and Chief	September 5, 2006
Steven R. Garman	Executive Officer and Director
(Principal Executive Officer)
/s/ ROBERT I. MCLEAN JR.	Chief Financial Officer and	September 5, 2006
Robert I. McLean Jr.	Chief Operating Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ RICHARD H. MURRAY*	Senior Vice President and Director	September 5, 2006
Richard H. Murray

/s/ ALAN D. GRAVES*	Director	September 5, 2006
Alan D. Graves

/s/ BILLY GENE PARKER, JR.*	Director	September 5, 2006
Billy Gene Parker, Jr.

/s/ WILLIAM J. REID*	Director	September 5, 2006
William J. Reid

/s/ MATTHEW G. YUGOVICH*	Director	September 5, 2006
Matthew G. Yugovich

*By:	/s/ ROBERT I. MCLEAN JR.
Robert I. McLean Jr.
Attorney-in-fact

INDEX TO EXHIBITS

All exhibits filed with or incorporated by reference in our currently effective registration statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith:

NUMBER	DESCRIPTION

5.1	Opinion of Cantey & Hanger, L.L.P. regarding the legality of securities being registered dated September 5, 2006.

23.1	Consent of Cantey & Hanger, L.L.P. (contained in Exhibit 5.1).

23.2	Consent of Amisano Hanson.
23.3	Consent of Wolrige Mahon.
25.1	Power of Attorney (included on signature page of Registration Statement on Form S-4, File No. 333-130594).